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Exhibit 4.1

ZQ
PETRAMERICA OIL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO 20,000,000 AUTHORIZED SHARES NO PAR VALUE
CUSIP 716429 10 5
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
SPECIMEN
Is The Owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF NO PAR VALUE COMMON STOCK OF
PETRAMERICA OIL, INC.

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.
Dated:
0121	/s/ JAMES ELLER SECRETARY	[PETRAMERICA OIL, INC. CORPORATE COLORADO SEAL]	/s/ EARNEST MATHIS, JR. PRESIDENT
COUNTERSIGNED AND REGISTERED:
Computershare Trust Company, Inc. P.O. Box 1596 Denver, Colorado 80201
By	Transfer Agent & Registrar Authorized Signature

PETRAMERICA OIL, INC.

TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

        The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                                                                                                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact
to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.
Dated

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

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  Exhibit 4.1